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                                                                     EXHIBIT 8.1

                                                                 October 1, 2001

Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts 02458

Ladies and Gentlemen:

    In connection with the stock purchase agreement entered into on August 9, 2001 by and among Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), SNH/CSL Properties Trust, a Maryland real estate investment trust and one of the Company's wholly owned subsidiaries, Crestline Capital Corporation, a Maryland corporation ("Crestline"), and CSL Group, Inc., an Indiana corporation ("CSL"), providing for the purchase of all the outstanding capital stock of CSL and certain other subsidiaries of Crestline, and with the filing of a Registration Statement on Form S-1 by Five Star Quality Care, Inc., a Maryland corporation wholly owned by the Company ("Five Star"), on September 21, 2001 (the "Form S-1"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Current Report on Form 8-K ("Form 8-K"), to be filed within one week of the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-60392 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust and the by-laws, each as amended and restated, of the Company; (ii) the charter and the by-laws of Five Star;
(iii) the Form S-1 including the section therein captioned "Federal Income Tax Considerations"; (iv) the Form 8-K including the section therein captioned "Supplementary Federal Income Tax Considerations"; and (v) the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed under the Exchange Act (the "Annual Report") including the section therein captioned "Federal Income Tax Considerations."

    The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"). No assurance can be given that the Tax Laws will not change. In preparing the discussions with respect to Tax Laws in the section of the Annual Report captioned "Federal Income Tax Considerations", as supplemented by the section of the Form 8-K captioned "Supplementary Federal Income Tax Considerations", we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of:
(i) the information set forth in the Annual Report, the Form 8-K, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Annual Report or the Form 8-K, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of."

    We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form S-1 or the Form 8-K are consummated in a manner that is inconsistent with the manner
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Senior Housing Properties Trust
October 1, 2001
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contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

    Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters in the section of the Annual Report captioned "Federal Income Tax Considerations" as supplemented by the discussions in the section of the Form 8-K captioned "Supplementary Federal Income Tax Considerations" in all material respects are accurate and fairly summarize the Tax Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

    Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws.

    We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and to the reference to our firm in the Form 8-K and in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                          Very truly yours,
                                          SULLIVAN & WORCESTER LLP